Exhibit 32
Certification of Principal Executive Officers
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned in their capacities as Chief Executive Officer and Chief Financial Officer of MFRI, Inc. (the “Registrant’), certify that, to the best of their knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended October 31, 2011 of the Registrant, (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David Unger
David Unger
Director, Chairman of the Board of Directors
and Chief Executive Officer
(Principal Executive Officer)
December 12, 2011

/s/ Michael D. Bennett
Michael D. Bennett
Vice President, Chief Financial Officer, Secretary and Treasurer
(Principal Financial and Accounting Officer)
December 12, 2011

A signed original of     this written statement required by Section 906 has been provided by MFRI, Inc. and will be retained by MFRI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.